As filed with the Securities and Exchange Commission on June 16, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NEOMAGIC CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	77-0344424
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2372-A Qume Drive San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

2003 STOCK PLAN
 (Full Title of the Plan)

Syed Zaidi
President and Chief Executive Officer
NEOMAGIC CORPORATION
2372-A Qume Drive
San Jose, California 95131
(Name and Address of Agent For Service)
(408) 428-9725
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jon C. Gonzales, Esq.
GCA Law Partners LLP
1891 Landings Drive
Mountain View, CA 94043
(650) 428-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer  ☐      Accelerated Filer  ☐       Non-Accelerated Filer  ☐         Smaller Reporting (Do not check if a smaller            Company   ☒ reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for 2003 Stock Plan (2)	17,871,589 shares	$0.07	(1)	$1,251,011.23	$89.20

(1)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Pink Sheets on June 14, 2010, which was $0.07 per share.

(2)
Pursuant to Rule 429, the prospectus relating to this registration statement on Form S-8 shall also be used for offerings under the 2003 Stock Plan pursuant to registration statements on Form S-8 having File Nos. 333-139262, 333-109023, 333-119093 and 333-145338.

NEOMAGIC CORPORATION
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

NeoMagic Corporation (“NeoMagic” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act in connection with an amendment to the 2003 Plan (approved by shareholders of the Registrant on April 15, 2010), which increased the number of shares of Common Stock authorized for issuance under the 2003 Plan.  The number of shares that may be issued under the 2003 Plan has increased by 17,871,589.  As amended, the aggregate number of shares of Common Stock that may be issued under the 2003 Plan is 20,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information, which have previously been filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed with the SEC on May 17, 2010, as amended by Form 10-K/A, filed with the SEC on May 28, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2010, filed with the SEC on June 14, 2010.

•	Our Current Reports on Form 8-K, filed with the Commission on February 1, 2010, February 10, 2010, February 16, 2010, March 3, 2010, March 29, 2010, April 9, 2010, April 19, 2010 and May 11, 2010.

•	Our Registration Statement on Form 8-A for our Common Stock, filed with the Commission on January 17, 1997.

The description of the Registrant’s Common Stock to be offered hereby is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 17, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

•
The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant.

•
The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and that allow for certain additional procedural protections. The Registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation

4.2*	Amendment to Amended and Restated Certificate of Incorporation

4.3(2)	Bylaws, as amended through April 6, 2007

4.4(3)	2003 Stock Plan

5.1*	Opinion of GCA Law Partners LLP, as to legality of securities being registered

23.1*	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.3*	Consent of GCA Law Partners LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith
(1)	Incorporated by reference to an exhibit to the Company’s Form 10-Q for the quarter ended October 30, 2005.
(2)	Incorporated by reference to an exhibit to the Company’s Form 8-K filed April 12, 2007.
(3)	Incorporated by reference to an exhibit to the Company’s Form 8-K filed April 19, 2010.

Item 9.	Undertakings.

a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 16 day of June, 2010.

NEOMAGIC CORPORATION

By:	/s/ Syed Zaidi
Syed Zaidi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Syed Zaidi, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendments or post-effective amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Syed Zaidi	President and Chief Executive Officer (Principal Executive Officer) and Director	June 16, 2010
Syed Zaidi

/s/ Charlotte A. Willson	Director, Finance and Administration (performing the functions of Principal Financial and Principal Accounting Officer)	June 16, 2010
Charlotte A. Willson

/s/ David Tomasello	Director	June 16, 2010
David Tomasello

/s/ Joseph Fitzgerald	Director	June 16, 2010
Joseph Fitzgerald

/s/ Jorge Granier-Phelps	Director	June 16, 2010
Jorge Granier-Phelps

/s/ Andrew B. Rosengard	Director	June 16, 2010
Andrew B. Rosengard

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation

4.2*	Amendment to Amended and Restated Certificate of Incorporation
4.3(2)	Bylaws, as amended through April 6, 2007
4.4(3)	2003 Stock Plan
5.1*	Opinion of GCA Law Partners LLP, as to legality of securities being registered

23.1*	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.3*	Consent of GCA Law Partners LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith
(1)	Incorporated by reference to an exhibit to the Company’s Form 10-Q for the quarter ended October 30, 2005.
(2)	Incorporated by reference to an exhibit to the Company’s Form 8-K filed April 12, 2007.
(3)	Incorporated by reference to an exhibit to the Company’s Form 8-K filed April 19, 2010.